                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 7, 1997
                Date of Report (Date of earliest event reported)


                         Commission File Number 1-12452


                             AVALON PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)
                              --------------------


Maryland                                                   06-1379111
-------------------------------                            --------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation)                                              Identification No.)

                                  15 River Road
                            Wilton, Connecticut 06897
              (Address of principal executive offices) - (Zip Code)

                                 (203) 761-6500
              (Registrant's telephone number, including area code)
                              --------------------

                             AVALON PROPERTIES, INC.
                                 CURRENT REPORT
                                   ON FORM 8-K

ITEM 5.  OTHER EVENTS.

On November 7, 1997, Avalon Properties, Inc. (the "Company"), Avalon
DownREIT V, L.P., a new limited partnership to be formed by the Company (the "Operating Partnership"), AMLI Residential Properties Trust ("AMLI") and AMLI Residential Properties, L.P. ("AMLI OP" and, together with AMLI, the "AMLI Parties") entered into a Contribution and Exchange Agreement (the "Contribution Agreement") with entities affiliated with Trammell Crow Residential-Midwest ("TCR/MW"). Under the Contribution Agreement, the Company and the Operating Partnership expect to acquire eight apartment communities containing a total of 2,329 apartment homes, assuming completion of one apartment community currently under construction (the "New Communities"). The New Communities are located in the Chicago, Cincinnati, Indianapolis, Minneapolis and St. Louis metropolitan areas. The Contribution Agreement also provides for the acquisition of certain third-party management contracts and the acquisition of one undeveloped parcel of land from TCR/MW.

The consummation of the transactions contemplated by the Contribution Agreement (the "Transaction") is subject to certain conditions, including certain due diligence and title requirements. There can be no assurance that the Transaction will be consummated, that the required conditions to closing will be met, or that the Contribution Agreement will not be amended or terminated. While consummation of the Transaction cannot be assured, the Company expects the seven existing New Communities to be acquired before December 31, 1997 and the New Community currently under construction to be acquired before December 31, 1999.

Under the terms of the Contribution Agreement, the Company will acquire the New Communities for an aggregate of $196 million, which includes $149 million of cash, $20 million of units of limited partnership interest in the Operating Partnership that are exchangeable for cash or at the Company's option, an equal number of shares of the Company's Common Stock, and the assumption of approximately $27 million of debt.

In the event that the AMLI Parties default under the Contribution Agreement and do not cure such default, the Company and the Operating Partnership, in order to consummate the Transaction, will be obligated to acquire two additional apartment communities from TCR/MW for (i) the payment by the Company of approximately $19.5 million in cash, (ii) the assumption of approximately $13 million of debt by the Company and/or the Operating Partnership and (iii) the issuance by the Operating Partnership of Units valued at approximately $4.6 million.

The New Communities are described as follows:

      Arbors of Montgomery is a 264 apartment home community located in Cincinnati, Ohio. This luxury, garden-style community was built in 1989. Amenities include a clubhouse, racquetball court, two lighted tennis courts, swimming pool, fitness center, basketball court and whirlpool.

      Arbors at Willow Lake is a luxury, garden-style apartment community located in Indianapolis, Indiana. This community consists of 230 apartment homes located in 15 two-story buildings and was built in 1992. Amenities include a clubhouse, carports/garages, lighted tennis court, swimming pool with sun deck, fitness center and picnic areas.

      Devonshire Gates is a garden-style and townhome-style apartment community located in Bloomington, Minnesota. This community consists of 498 apartment homes and was built in 1988. Amenities include a clubhouse, jogging trails, two lighted tennis courts, swimming pool with sun deck, fitness center, gazebos with picnic areas and whirlpool spa and sauna. In connection with this acquisition, the Company expects to assume tax-exempt floating rate debt with a principal balance of approximately $27,305,000. These bonds mature December 1, 2025.

      Pinnacle at Oxford Hill is a garden-style apartment community located in St. Louis, Missouri. This community, built in 1970, consists of 480 apartment homes located in 36 buildings and is currently under extensive renovation. Amenities will include a clubhouse, jacuzzi/sauna, lighted tennis courts, two outdoor and one indoor swimming pools and fitness center.

      Vinings at Danada is a townhome and carriage apartment community located in Wheaton, Illinois. This community is currently in lease-up and consists of 295 apartment homes located in 23 three-story townhome buildings and 8 two-story carriage home buildings. Amenities include a clubhouse, business center, concierge services, outdoor swimming pool with sun deck and fitness center.

      Vinings at Geist is a luxury apartment community located in Lawrence, Indiana. This community, built in 1997 and recently stabilized, consists of 146 apartment homes located in buildings with architectural features that resemble traditional single family-style homes. Amenities include a clubhouse, picnic areas with grills, swimming pool with sun deck and fitness center.

      Vinings at Towne Green is a townhome and carriage apartment community located in Bloomingdale, Illinois. This community is currently in lease-up and consists of 192 apartment homes located in two and three-story townhome and carriage home buildings. Amenities include a clubhouse, business center concierge services, and outdoor swimming pool with sun deck.

      Vinings at Woodbury is a townhome and carriage apartment community currently under construction in Woodbury, Minnesota. This community will have 224 apartment homes located in 15 three-story townhome buildings and 8 two-story carriage home buildings. Amenities will include a clubhouse, business center, concierge services, fitness center and outdoor swimming pool with sun deck.

      In addition to the New Communities acquired in connection with the Transaction described above, the Company acquired or expects to acquire three apartment communities before December 31, 1997 from other Sellers. Descriptions of these communities are as follows.

      The Company acquired a fee simple interest in Village Green of Madison Heights, a garden-style community in Madison Heights, Michigan in November 1997. This community was purchased for approximately $15,215,000 with cash proceeds drawn under the Company's unsecured credit facilities (the "Unsecured Facilities"). Village Green of Madison Heights, built in 1990, contains a total of 225 apartment homes in 11 two and three-story buildings and one townhome building.

      The Company acquired a fee simple interest in Village Park of Troy, a garden-style community in Troy, Michigan in November 1997. This community was purchased for approximately $31,120,000 with cash proceeds drawn under the Company's Unsecured Facilities. Village Park of Troy contains a total of 544 apartment homes located in 42 two and one-half story buildings and was built in five phases between 1969 and 1975 and was renovated in 1990.

      The Company expects to acquire a fee simple interest in Village Park of Westmont, a garden-style community in Westmont, Illinois before December 31, 1997. This community is to be purchased for approximately $25,695,000 with cash proceeds drawn under the Company's Unsecured Facilities. Village Park of Westmont contains a total of 400 apartment homes located in 20 two-story buildings and was built in two phases between 1966 and 1975 and was renovated in 1996.

Certain historical and pro forma financial information concerning these communities is as set forth in Item 7 of this report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements of Certain Communities Acquired
                                                                                                           PAGE
                                                                                                           ----
                Report of Independent Accountants                                                            5

                Combined Statement of Revenue and Certain Operating Expenses for
                  the Year Ended December 31, 1996                                                           6

                Notes to Combined Statement of Revenue and Certain Operating
                  Expenses                                                                                   7

                Estimates of Net Income and Funds from Operations of Certain Acquired
                  Communities (unaudited)                                                                    8

                Notes to Estimates of Net Income and Funds from Operations of Certain
                  Acquired Communities (unaudited)                                                           9

         (b) Unaudited Pro Forma Financial Information                                                      10

                Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1997                     11

                Notes to Pro Forma Condensed Consolidated Balance Sheet                                     12

                Pro Forma Condensed Consolidated Statement of Operations for the Nine
                  Months Ended September 30, 1997                                                           13

                Pro Forma Condensed Consolidated Statement of Operations for the Year
                  Ended December 31, 1996                                                                   14

                Notes to Pro Forma Condensed Consolidated Statements of Operations                          15

         (c) Exhibits

                Contribution and Exchange Agreement Dated November 7, 1997                                  17

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Avalon Properties, Inc.

We have audited the accompanying combined statement of revenue and certain operating expenses of the Acquisition Communities, as defined in the accompanying Note 1, for the year ended December 31, 1996. This combined statement is the responsibility of the management of the Acquisition Communities. Our responsibility is to express an opinion on the combined statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenue and certain operating expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of the revenue and expenses of the Acquisition Communities.

In our opinion, the combined statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses described in Note 2 of the Acquisition Communities for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                     COOPERS & LYBRAND L.L.P.

New York, New York
November 20, 1997

                             ACQUISTION COMMUNITIES

          COMBINED STATEMENT OF REVENUE AND CERTAIN OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

REVENUE:
    Rental income                                                      $22,156
                                                                 --------------

CERTAIN OPERATING EXPENSES:
    Operating and maintenance                                            6,984
    Real estate taxes                                                    2,359
                                                                 --------------
          Total certain operating expenses                               9,343
                                                                 --------------
Excess of revenue over certain operating expenses                      $12,813
                                                                 ==============



         See the accompanying notes to the Combined Statement of Revenue and Certain Operating Expenses.

                             ACQUISITION COMMUNITIES

      NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN OPERATING EXPENSES

1.   ACQUISITION COMMUNITIES

     The combined statement of revenue and certain operating expenses relates to eight residential apartment communities expected to be acquired by Avalon Properties, Inc. (the "Company") from the investment partnerships affiliated with Trammell Crow Residential-Midwest, two other apartment communities acquired by the Company and one apartment community that is expected to be acquired (the "Acquisition Communities"). On November 7, 1997, the Company entered into a Contribution and Exchange Agreement (the "Contribution Agreement") under which the Company expects to acquire the eight apartment communities containing a total of 2,329 apartment homes (assuming completion of one apartment community currently under construction). The Company expects to acquire the seven existing apartment communities before December 31, 1997 and to acquire the apartment community currently under construction in 1999. These residential apartment communities are Arbors of Montgomery located in Cincinnati, Ohio, Arbors at Willow Lake located in Indianapolis, Indiana, Devonshire Gates located in Bloomington, Minnesota, Pinnacle at Oxford Hill located in St. Louis, Missouri, Vinings at Danada located in Wheaton, Illinois, Vinings at Geist located in Lawrence, Indiana, Vinings at Towne Green located in Bloomingdale, Illinois and Vinings at Woodbury located in Woodbury, Minnesota. Four of these communities are currently stabilized, two are in lease up, one is under construction and one is being renovated. In unrelated transactions, the Company purchased Village Green of Madison Heights located in Madison Heights, Michigan and Village Park of Troy located in Troy, Michigan in November 1997. The Company expects to purchase Village Park of Westmont before December 31, 1997.

2.   BASIS OF PRESENTATION

     The combined statement has been prepared on the accrual method of accounting. Certain operating expenses include operating and maintenance costs, real estate taxes, and insurance expenses relating to the operation of the Acquisition Communities. In accordance with the regulations of the Securities and Exchange Commission, mortgage interest, depreciation and corporate expenses have been excluded from certain operating expenses, as they are dependent upon a particular owner, purchase price or other financial arrangement. Accordingly, the expenses reflected in the accompanying statement may not be comparable to the expenses to be incurred in the future operations of the Acquisition Communities.

3.   REVENUE RECOGNITION

     Apartment homes are leased to individual residents on short-term leases. Rental income is recognized monthly as earned.

                             ACQUISITION COMMUNITIES

                           ESTIMATES OF NET INCOME AND
                              FUNDS FROM OPERATIONS
                                       OF
                          CERTAIN ACQUIRED COMMUNITIES
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

The following represents an estimate of the net income and Funds from Operations expected to be generated from the operation of the subject Acquisition Communities based upon the Combined Statement of Revenue and Certain Operating Expenses for the year ended December 31, 1996. These estimated results do not purport to represent results of operations for these communities in the future and were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

ESTIMATED NET INCOME

  Excess of revenues over certain operating expenses                   $12,813
  Less: Estimated depreciation (Note 1)                                (3,921)
                                                                ---------------
  Estimated net income                                                  $8,892
                                                                ===============


ESTIMATED FUNDS FROM OPERATIONS

  Estimated net income                                                  $8,892
  Plus: Estimated depreciation (Note 1)                                  3,921
                                                                ---------------
  Estimated Funds from Operations                                      $12,813
                                                                ===============



 See the accompanying notes to unaudited Estimates of Net Income and Funds from
                  Operations of Certain Acquired Communities.

                             ACQUISITION COMMUNITIES

                      NOTES TO ESTIMATES OF NET INCOME AND
                              FUNDS FROM OPERATIONS
                                       OF
                          CERTAIN ACQUIRED COMMUNITIES
                                   (UNAUDITED)

1.   BASIS OF PRESENTATION

     Depreciation has been estimated based upon an allocation of the actual or expected purchase prices for the subject Acquisition Communities to furniture and fixtures, to land and to building. The allocation of the purchase price to fixtures is based on an estimated value of $1,500 per apartment home. The balance of the purchase price is then allocated 20% to land and 80% to buildings. Furniture and fixtures are depreciated on a straight line basis over 7 years, and buildings are depreciated on a straight line basis over 40 years.

     No income taxes have been provided because the Company is taxed as a Real Estate Investment Trust ("REIT") under the provisions of the Internal Revenue Code. Accordingly, the Company does not pay Federal income tax when income distributed to its stockholders is equal to at least 95% of REIT taxable income and when certain other conditions are met.

2.   FUNDS FROM OPERATIONS

     The Company generally considers Funds from Operations ("FFO") to be an appropriate measure of the operating performance of the Company because it provides investors an understanding of the ability of the Company to incur and service debt and to make capital expenditures. FFO is determined in accordance with a resolution adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), and is defined as net income (loss) as computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real estate and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indication of the Company's performance or to net cash flows from operating activities as determined by GAAP as a measure of liquidity, and is not necessarily indicative of cash available to fund cash requirements. FFO as disclosed by other REITs may not be comparable to the Company's calculation of FFO.

3.   ACQUISITION CONSIDERATIONS

     In assessing the communities acquired, the Company's management considered the existing leases, which are the primary source of revenue, the occupancy rates, the competitive nature of the markets and comparative rental rates. Furthermore, current and anticipated maintenance and repair costs, real estate taxes and capital improvement requirements were evaluated. Management is not aware of any material factors that would cause the reported financial information in the accompanying Combined Statement of Revenue and Certain Operating Expenses and Estimates of Net Income and Funds from Operations of Certain Acquired Communities not to be necessarily indicative of future operating results, although no assurance can be given that the historical financial information will be representative of future results.

                             AVALON PROPERTIES, INC.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Financial Information is based upon the historical financial statements of Avalon Properties, Inc. (the "Company").

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1997 has been presented as if the acquisition of the Acquisition Communities had occurred on such date. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 have been presented as if the acquisition of the Acquisition Communities had occurred on January 1, 1996.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1997 is not necessarily indicative of what the actual financial position would have been assuming the acquisitions had been consummated at September 30, 1997, nor does it purport to represent the future financial position of the Company. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 are not necessarily indicative of what the actual results of operations of the Company would have been had the acquisitions been completed as of January 1, 1996, nor does it purport to represent the results of operations for future periods.

                             AVALON PROPERTIES, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                   (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                               The       Acquisition
                                                                                             Company     Communities    Pro Forma
ASSETS                                                                                         (a)           (b)       Consolidated
                                                                                           -----------   -----------   ------------
Real estate, net                                                                           $ 1,219,480   $   269,652   $ 1,489,132
Cash and cash equivalents                                                                        3,373            --         3,373
Cash in escrow                                                                                  20,509            --        20,509
Resident security deposits                                                                       8,063            --         8,063
Investments in joint ventures                                                                    3,327            --         3,327
Deferred financing, net                                                                          7,421            --         7,421
Deferred development costs                                                                       9,611            --         9,611
Prepaid expenses and other assets                                                               11,253            --        11,253
                                                                                           -----------   -----------   -----------
            TOTAL ASSETS                                                                   $ 1,283,037   $   269,652   $ 1,552,689
                                                                                           ===========   ===========   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Notes payable and Unsecured Facilities                                                     $   379,783   $   249,652   $   629,435
Payables for construction                                                                       14,771            --        14,771
Accrued expenses and other liabilities                                                          13,184            --        13,184
Accrued interest payable                                                                         3,201            --         3,201
Resident security deposits                                                                       9,303            --         9,303
                                                                                           -----------   -----------   -----------
            TOTAL LIABILITIES                                                                  420,242       249,652       669,894
                                                                                           -----------   -----------   -----------

Minority interest in Operating Partnerships                                                        700        20,000        15,099
Stockholders' equity
   Preferred Stock, $.01 par value; 20,000,000 shares authorized; 4,455,000 shares of 9% Series A Cumulative Redeemable Preferred Stock
        issued and outstanding (Aggregate liquidation preference of $111,375)                       45            --            45
      4,300,000 shares of 8.96% Series B Cumulative Redeemable Preferred Stock
        issued and outstanding (Aggregate liquidation preference of $107,500)                       43            --            43
   Common Stock, $.01 par value; 80,000,000 shares authorized;
      38,453,315 and 33,391,992 shares issued and outstanding at September 30, 1997
        and December 31, 1996, respectively                                                        384            --           384
   Additional paid-in capital                                                                  887,181            --       892,782
   Deferred compensation                                                                        (3,583)           --        (3,583)
   Distributions in excess of accumulated earnings                                             (21,975)           --       (21,975)
                                                                                           -----------   -----------   -----------
            STOCKHOLDERS' EQUITY                                                               862,095         5,601       867,696
                                                                                           -----------   -----------   -----------
            TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $ 1,283,037   $   269,652   $ 1,552,689
                                                                                           ===========   ===========   ===========

             See accompanying notes to unaudited Pro Forma Condensed
                          Consolidated Balance Sheet.

                             AVALON PROPERTIES, INC.
             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

a) Reflects the Company's historical consolidated balance sheet as of September 30, 1997.

b) Reflects the acquisition of the Acquisition Communities in exchange for cash borrowed under various credit facilities, issuance of operating partnership units and the assumption of debt.

                             AVALON PROPERTIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                   (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                  PREVIOUSLY
                                                          THE      ACQUISITION                                     ACQUIRED
                                                        COMPANY    COMMUNITIES    PRO FORMA          PROFORMA    COMMUNITIES
                                                          (a)          (b)       ADJUSTMENTS       CONSOLIDATED       (h)
                                                     ------------  ------------  ------------      ------------  ------------
Revenue
     Rental income                                   $    121,646  $     17,752  $         --      $    139,398  $      2,236
     Management fees                                          779            --           786 (c)         1,565            --
     Other income                                             457            --            --               457           149
                                                     ------------  ------------  ------------      ------------  ------------
          Total revenue                                   122,882        17,752           786           141,420         2,385
                                                     ------------  ------------  ------------      ------------  ------------

Expenses
   Operating expenses                                      44,551         7,998           728 (d)        53,277           985
   Interest expense                                        11,850            --         7,638 (e)        19,488            --
   Depreciation and amortization                           21,086            --         3,273 (f)        23,359            --
   General and administrative                               3,375            --            --             3,375            --
                                                     ------------  ------------  ------------      ------------  ------------
          Total expenses                                   80,862         7,998        11,639           100,499            985
                                                     ------------  ------------  ------------      ------------  ------------
Equity in income of joint ventures                          4,145            --            --             4,145            --
Interest income                                               926            --            --               926            --
Other income                                                  247            --            --               247            --
                                                     ------------  ------------  ------------      ------------  ------------

Income before gain on sale of community,
  extraordinary item and minority interest                 47,338         9,754       (10,853)           46,239         1,400

Gain on sale of community                                     677            --            --               677            --
                                                     ------------  ------------  ------------      ------------  ------------
Income before extraordinary item and
  minority interest                                        48,015         9,754       (10,853)           46,916         1,400

Extraordinary item                                         (1,183)           --            --            (1,183)           --
                                                     ------------  ------------  ------------      ------------  ------------
Income before minority interest                            46,832         9,754       (10,853)           45,733         1,400

Minority interest in operating partnerships                   (37)           --          (777) (g)         (814)           --
                                                     ------------  ------------  ------------      ------------  ------------
Net income                                                 46,795         9,754       (11,631)           44,918         1,400

Dividends attributable to preferred stock                 (14,742)           --            --           (14,742)           --
                                                     ------------  ------------  ------------      ------------  ------------
Net income available to common stockholders          $     32,053  $      9,754  $    (11,631)     $     30,176  $      1,400
                                                     ============  ============  ============      ============  ============

Income per share before extraordinary item           $       0.93                                  $       0.87
                                                     ============                                  ============

Net income per share of common stock                 $       0.89                                  $       0.84
                                                     ============                                  ============

Weighted average number of shares
  of Common Stock                                      35,889,375                                    35,889,375
                                                     ============                                  ============

                                                       PRO FORMA     REVISED
                                                      ADJUSTMENTS    PROFORMA
                                                          (i)      CONSOLIDATED
                                                     ------------  ------------
Revenue
     Rental income                                   $         --  $    141,634
     Management fees                                          (34)        1,531
     Other income                                              --           606
                                                     ------------  ------------
          Total revenue                                       (34)      143,771
                                                     ------------  ------------

Expenses
   Operating expenses                                          --        54,262
   Interest expense                                          (846)       18,642
   Depreciation and amortization                              329        24,688
   General and administrative                                  --         3,375
                                                     ------------  ------------
          Total expenses                                     (517)      100,967
                                                     ------------  ------------
Equity in income of joint ventures                             --         4,145
Interest income                                                --           926
Other Income                                                   --           247
                                                     ------------  ------------

Income before gain on sale of community,
  extraordinary item and minority interest                    483        48,122

Gain on sale of community                                      --           677
                                                     ------------  ------------
Income before extraordinary item and
  minority interest                                           483        48,799

Extraordinary item                                             --        (1,183)
                                                     ------------  ------------
Income before minority interest                               483        47,616

Minority interest in operating partnerships                    --          (814)
                                                     ------------  ------------
Net income                                                    483        46,801

Dividends attributable to preferred stock                      --       (14,742)
                                                     ------------  ------------
Net income available to common stockholders          $        483  $     32,059
                                                     ============  ============

Income per share before extraordinary item                         $       0.90
                                                                   ============

Net income per share of common stock                                     $ 0.87
                                                                   ============

Weighted average number of shares
  of Common Stock                                                    36,970,875
                                                                   ============


             See accompanying notes to unaudited Pro Forma Condensed
                     Consolidated Statement of Operations.

                             AVALON PROPERTIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                   PREVIOUSLY
                                                        THE       ACQUISITION                                       ACQUIRED
                                                      COMPANY     COMMUNITIES    PRO FORMA          PROFORMA      COMMUNITIES
                                                        (a)           (b)       ADJUSTMENTS       CONSOLIDATED        (h)
                                                    -----------   -----------   -----------       ------------    -----------
Revenue
   Rental income                                    $   123,354   $    22,156   $        --       $   145,510     $    10,474
   Management fees                                        1,439            --         1,048 (c)         2,487              --
   Other income                                             420            --            --               420             446
                                                    -----------   -----------   -----------       -----------     -----------

          Total revenue                                 125,213        22,156         1,048           148,417          10,920
                                                    -----------   -----------   -----------       -----------     -----------
Expenses
   Operating expenses                                    47,155         9,343           967 (d)        57,465           3,991
   Interest expense                                       9,545            --        10,138 (e)        19,683              --
   Depreciation and amortization                         20,956            --         3,921 (f)        24,877              --
   General and administrative                             3,807            --            --             3,807              --
                                                    -----------   -----------   -----------       -----------     -----------

          Total expenses                                 81,463         9,343        15,026           105,832           3,991
                                                    -----------   -----------   -----------       -----------     -----------
Equity in income of joint ventures                        1,025            --            --             1,025              --
Interest income                                             887            --            --               887              --
Other income                                                495            --            --               495              --
                                                    -----------   -----------   -----------       -----------     -----------
Income before gain on sale of community,
  extraordinary item and minority interest               46,157        12,813       (13,978)           44,992           6,929

Gain on sale of community                                 7,850            --            --             7,850              --
                                                    -----------   -----------   -----------       -----------     -----------
Income before extraordinary item and
  minority interest                                      54,007        12,813       (13,978)           52,842           6,929

Extraordinary item                                       (2,356)           --            --            (2,356)             --
                                                    -----------   -----------   -----------       -----------     -----------
Income before minority interest                          51,651        12,813       (13,978)           50,486           6,929

Minority interest in operating partnerships                  --            --          (933) (g)         (933)             --
                                                    -----------   -----------   -----------       -----------     -----------
Net income                                               51,651        12,813       (14,911)           49,553           6,929

Dividends attributable to preferred stock               (10,422)           --            --           (10,422)             --
                                                    -----------   -----------   -----------       -----------     -----------
Net income available to common stockholders         $    41,229   $    12,813   $   (14,911)      $    39,131     $     6,929
                                                    ===========   ===========   ===========       ===========     ===========
Income per share before extraordinary item          $      1.42                                   $      1.35
                                                    ===========                                   ===========
Net income per share of common stock                $      1.34                                   $      1.27
                                                    ===========                                   ===========
Weighted average number of shares
  of Common Stock                                    30,739,504                                    30,739,504
                                                    ===========                                   ===========



                                                      PRO FORMA        REVISED
                                                     ADJUSTMENTS      PROFORMA
                                                         (i)        CONSOLIDATED
                                                    ------------    ------------
Revenue
   Rental income                                    $         --    $   155,984
   Management fees                                           (90)         2,397
   Other income                                               --            866
                                                    ------------    -----------

          Total revenue                                      (90)       159,247
                                                    ------------    -----------
Expenses
   Operating expenses                                         --         61,456
   Interest expense                                          956         20,639
   Depreciation and amortization                           1,800         26,677
   General and administrative                                 --          3,807
                                                    ------------    -----------

          Total expenses                                   2,756        112,579
                                                    ------------    -----------
Equity in income of joint ventures                            --          1,025
Interest income                                               --            887
Other Income                                                  --            495
                                                    ------------    -----------
Income before gain on sale of community,
  extraordinary item and minority interest                (2,846)        49,075

Gain on sale of community                                     --          7,850
                                                    ------------    -----------
Income before extraordinary item and
  minority interest                                       (2,846)        56,925

Extraordinary item                                            --         (2,356)
                                                    ------------    -----------
Income before minority interest                           (2,846)        54,569

Minority interest in operating partnerships                   --           (933)
                                                    ------------    -----------
Net income                                                (2,846)        53,636

Dividends attributable to preferred stock                     --        (10,422)
                                                    ------------    -----------
Net income available to common stockholders         $     (2,846)   $    43,214
                                                    ============    ===========
Income per share before extraordinary item                          $      1.39
                                                                    ===========
Net income per share of common stock                                $      1.31
                                                                    ===========
Weighted average number of shares
  of Common Stock                                                    32,902,504
                                                                    ===========



             See accompanying notes to unaudited Pro Forma Condensed
                     Consolidated Statement of Operations.

                             AVALON PROPERTIES, INC.
       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

a) Reflects the Company's historical consolidated statements of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996.

b) Reflects the combined statement of revenue and certain operating expenses of the Acquisition Communities for the nine months ended September 30, 1997 prior to date of acquisition and the historical combined statement of revenue and certain operating expenses of the Acquisition Communities for the year ended December 31, 1996.

c) Reflects the historical management fee income earned on the ten third-party communities purchased by the Company as a result of the acquisition of certain assets and operations of Trammell Crow
    Residential-Midwest.

d) Reflects the incremental overhead cost associated with the management of the eight communities and the ten third-party communities for the nine months ended September 30, 1997 and the year ended December 31, 1996.

e) Increase relates to interest on additional borrowings under various credit facilities to purchase the Acquisition Communities prior to date of the acquisition for the nine months ended September 30, 1997 and for the year ended December 31, 1996.

f) Increase in depreciation attributable to the increase in the basis of real estate resulting from the purchase of the Acquisition Communities prior to date of acquisition for the nine months ended September 30, 1997 and the year ended December 31, 1996 for assets placed in service at the dates of acquisition.

g) Reflects the allocation of net income to minority interests in the Operating Partnerships.

h) Reflects the historical combined statement of revenue and certain operating expenses of the previously acquired communities included in the Form 8-K dated October 15, 1997.

i) Reflects the pro forma adjustments relating to the previously acquired communities included in the Form 8-K dated October 15, 1997. The pro forma adjustment for interest expense reflected in such Form 8-K has been reduced ($1,859 for the nine months ended September 30, 1997 and $4,080 for the year ended December 31, 1996) to reflect the issuance of 2,163,000 shares of common stock of the Company on July 1, 1997 at a purchase price of $28.0625 per share (net cash proceeds from such offering of approximately $57,671) with the use of such proceeds to repay amounts borrowed under the Company's unsecured credit facilities to acquire the communities, assuming such issuance had occurred as of January 1, 1996.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       AVALON PROPERTIES, INC.

Date: November 21, 1997                By:     /s/ THOMAS J. SARGEANT
                                          ---------------------------
                                          Thomas J. Sargeant,
                                          Chief Financial Officer, Treasurer and
                                          Secretary (Principal Financial and
                                          Accounting Officer)

Exhibit 1: - Contribution and Exchange Agreement Dated November 7, 1997



                                       17